As filed with the Securities and Exchange Commission on May 4, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERBALIFE NUTRITION LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0377871
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 309

Ugland House

Grand Cayman

KY1-1104, Cayman Islands

(Address of Principal Executive Offices)

Herbalife Ltd. 2014 Stock Incentive Plan (as amended and restated)

(Full title of the plans)

Henry C. Wang

General Counsel

Herbalife Nutrition Ltd.

P.O. Box 309

Ugland House

Grand Cayman

KY1-1104, Cayman Islands

(213) 745-0500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer:	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, par value $0.0005 per share	7,350,000	$45.79	$336,556,500	$36,719

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional common shares of Herbalife Nutrition Ltd., par value $0.0005 per share (the “Common Shares”), that become issuable with respect to the securities being registered hereunder as a result of recapitalizations, reclassifications, stock dividends, stock splits and reverse stock splits, or any other similar transaction that results in an increase in the number of outstanding Common Shares.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act based on the average of the high and low sales prices of the Common Shares as reported on the New York Stock Exchange on April 30, 2021.

INTRODUCTION

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 7,350,000 common shares, par value $0.0005 per share, of Herbalife Nutrition Ltd. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Herbalife Ltd. 2014 Stock Incentive Plan, as amended (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference herein the contents of the Company’s registration statements on Form S-8 filed by the Company with respect to the Plan on May 8, 2014 (Registration No. 333-195798) and May 5, 2016 (Registration No. 333-211165), except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement on Form S-8:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 17, 2021;

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on May 4, 2021;

•

The Registrant’s Current Reports on Form 8-K, filed with the Commission on January  4, 2021, February  11, 2021, February 17, 2021 (Item  8.01 only), March  1, 2021 and May 4, 2021 (Items  5.02 and 5.07 only), and Current Report on Form 8-K/A, filed with the Commission on May 4, 2021; and

•

The description of the Common Shares contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December  12, 2004, which incorporates by reference the description of the Common Shares contained in the Registration Statement on Form S-1 (File No. 333-119485) (originally filed with the Commission on October 1, 2004), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents; provided, however, unless expressly incorporated by reference into this Registration Statement on Form S-8, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement on Form S-8.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration

Statement on Form S-8 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Memorandum and Articles of Association of Herbalife Nutrition Ltd., filed on May 7, 2020 as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and is incorporated herein by reference.

4.2	Form of Share Certificate, filed on December 14, 2004 as Exhibit 4.3 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-119485) and is incorporated herein by reference.

4.3	Herbalife Ltd. 2014 Stock Incentive Plan (as amended and restated effective April 28, 2021), filed on May 4, 2021 as Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and is incorporated herein by reference.

5.1*	Legal Opinion of Maples and Calder (Cayman) LLP, special Cayman Islands Counsel to Herbalife Nutrition Ltd.

23.1*	Consent of Maples and Calder (Cayman) LLP (contained in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (contained on signature page hereto).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 4th day of May, 2021.

HERBALIFE NUTRITION LTD.

By:	/s/ ALEXANDER AMEZQUITA
Alexander Amezquita
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Alexander Amezquita and Henry C. Wang, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement (including any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DR. JOHN AGWUNOBI	Chairman of the Board and Chief Executive Officer	May 4, 2021
Dr. John Agwunobi	(Principal Executive Officer and Director)

/s/ ALEXANDER AMEZQUITA	Chief Financial Officer	May 4, 2021
Alexander Amezquita	(Principal Financial Officer)

/s/ JEHANGIR IRANI	Senior Vice President, Principal Accounting Officer	May 4, 2021
Jehangir “Bobby” Irani	(Principal Accounting Officer)

/s/ RICHARD H. CARMONA	Director	May 4, 2021
Richard H. Carmona

/s/ KEVIN M. JONES	Director	May 4, 2021
Kevin M. Jones

/s/ SOPHIE L’HÉLIAS	Director	May 4, 2021
Sophie L’Hélias

/s/ ALAN LEFEVRE	Director	May 4, 2021
Alan LeFevre

/s/ JUAN MIGUEL MENDOZA	Director	May 4, 2021
Juan Miguel Mendoza

/s/ DONAL MULLIGAN	Director	May 4, 2021
Donal Mulligan

/s/ MARIA OTERO	Director	May 4, 2021
Maria Otero

/s/ JOHN TARTOL	Director	May 4, 2021
John Tartol